UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2008
Date of Report (Date of earliest event reported)

COLUMBUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52565	72-1619354
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 210
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 510-1240
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 12, 2008, Lubow Klauser resigned as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. Ms. Klauser will continue to act as our sole director. We anticipate that Ms. Klauser will resign as our sole director 10 days after an information statement prepared in accordance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) has been mailed to our stockholders and filed with the SEC.

Also on March 12, 2008, our Board of Directors appointed Alvaro Vollmers as our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer.

Mr. Vollmers holds a Master of Business Administration degree from the London Business School. From July 2003 to July 2004, Mr. Vollmers was an independent consultant for a small beverages producer. Between August, 2004 and July, 2006, Mr. Vollmers worked as a project management supervisor at the Ministry of Economy and Financing for the Republic of Peru. His tasks included the supervision of two project managers who were in charge of the financial and operation management of various multi-sector technical assistance projects. These projects were partially financed by the World Bank, the Inter-American Development Bank and the Japan Social Development Fund. From July, 2006 to July, 2007, Mr. Vollmers commenced work as a marine insurance manager at Pacifico Seguros. Since July, 2007, Mr. Vollmers has acted as an independent consultant for various businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS VENTURES INC.
Date: March 18, 2008

	By:	/s/ Alvaro Vollmers
____________________________
Alvaro Vollmers
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer